UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 832-3232

_________________________________________ (Former name or former address, if changed from last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) Effective May 13, 2013, the Board of Directors of Cohen & Steers, Inc. (the “Company”) appointed Elena Dulik to the role of chief accounting officer.

Prior to joining the Company as a senior vice president in the Company’s finance department in April 2013, Ms. Dulik had been employed by Deloitte & Touche LLP since 1992, most recently as an audit director in the asset management practice in Deloitte & Touche LLP’s New York office since 2006. Ms. Dulik, age 47, is licensed as a CPA in the State of New York.
In her role as chief accounting officer, Ms. Dulik will also serve as the Company’s principal accounting officer. Concurrent with the effectiveness of Ms. Dulik’s appointment, Matthew S. Stadler, will relinquish his role as the Company’s acting principal accounting officer. Mr. Stadler will continue in his role as Executive Vice President and Chief Financial Officer of the Company.

(e) At the annual meeting of shareholders of the Company held on May 8, 2013 (the “Annual Meeting”), the Company’s shareholders approved the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), which was amended to (i) extend the term of the Stock Incentive Plan for an additional ten years through May 8, 2023 and (ii) increase the number of shares of common stock with respect to which awards may be granted under the Stock Incentive Plan by 2,000,000 shares. At the Annual Meeting, the Company’s shareholders also approved the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), which was amended to extend the term of the Annual Incentive Plan indefinitely. Finally, at the Annual Meeting, the Company’s shareholders approved the Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan (the “ESPP”), which was amended to (i) extend the term of the ESPP for a term as determined by the Company’s Board of Directors and (ii) increase the number of shares of common stock that may be issued under the ESPP by 100,000 shares.
A more detailed description of the terms of the Stock Incentive Plan, the Annual Incentive Plan and ESPP can be found on pages 42 through 52 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2013, which pages are incorporated herein by reference. A copy of each of the Stock Incentive Plan, Annual Incentive Plan, and ESPP, as approved by the shareholders and adopted by the Company, is filed as Exhibit 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of shareholders of the Company was held on May 8, 2013.

(b)The shareholders (i) elected all the Company’s nominees for director, (ii) approved the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan, (iii) approved the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan, (iv) approved the Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan, (v) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013, and (vi) approved, in a non-binding vote, the compensation of the Company's named executive officers.  The final number of votes cast for, against or abstained, as well as the number of broker non-votes with respect to each matter are set forth below.

(i)	Election of Directors:

	Aggregate Votes
Nominees	For	Against	Abstained	Broker Non-Votes

Martin Cohen	41,422,512	98,316	47,308	1,622,425

Robert H. Steers	41,421,537	99,291	47,308	1,622,425

Peter L. Rhein	41,283,245	261,461	23,430	1,622,425

Richard P. Simon	41,145,795	398,911	23,430	1,622,425

Edmond D. Villani	41,282,345	262,361	23,430	1,622,425

Bernard B. Winograd	41,282,448	262,258	23,430	1,622,425

(ii)	Approval of the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
38,509,216	1,775,888	1,283,032	1,622,425

(iii)	Approval of the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
41,210,765	325,873	31,498	1,622,425

(iv)	Approval of the Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
41,469,730	57,034	41,372	1,622,425

(v)	Ratification of Appointment of Deloitte & Touche LLP:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
42,924,466	245,673	20,422	N/A

(vi)	Approval, by non-binding vote, of the compensation of the named executive officers:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
39,697,484	396,424	1,474,228	1,622,425

With respect to the preceding matters, holders of our common stock are entitled to one vote per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
10.2	Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan
10.3	Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan
99.1
The sections entitled “Item 2: the approval of the Amended and Restated Stock Incentive Plan”, “Item 3: the approval of the Amended and Restated Annual Incentive Plan” and “Item 4: the approval of the Amended and Restated ESPP” appearing on pages 42-52 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2013 are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: May 13, 2013	By:	/s/ Salvatore Rappa
Name: Salvatore Rappa Title: Senior Vice President and Assistant Secretary